                       [PRICEWATERHOUSECOOPERS LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on
Form F-3 of our reports dated March 22, 2006 relating to the financial statements, which appear in Navios Maritime Holdings Inc.'s Annual Report on Form 20-F as of December
31, 2005 (Successor) and 2004 (Predecessor) and for the period from August 26, 2005 to
December 31, 2005 (Successor) and the period from January 1, 2005 to August 25, 2005 and for the years ended December 31, 2004 and 2003 (Predecessor). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
------------------------------
PricewaterhouseCoopers S.A.
Athens, Greece
August 25, 2006